UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): March 14, 2003


                                   KFX INC.
            (Exact name of Registrant as specified in its charter)


       Delaware                        0-23634                  84-1079971
------------------------------  -------------------------   -------------------
(State or other jurisdiction of   Commission File Number    IRS Employer
 incorporation or organization)                            Identification Number


     3300 East First Avenue, Suite 290
          Denver, Colorado, USA                                 80206
 ---------------------------------------------------    ----------------------
   (Address of principal executive offices)                   (Zip Code)


                                (303) 293-2992
                        (Registrant's telephone number,
                             including area code)


                                not applicable
          -------------------------------------------------------------
         (Former name or former address, if changed since last report)



ITEM 5.  OTHER EVENTS

KFx Inc. ("KFx") and Kennecott Alternative Fuels, Inc. ("Kennecott") signed a non-binding letter of intent with respect to a potential transaction under which Kennecott will transfer to KFx all of Kennecott's membership interest in K-Fuel, L.L.C. and the full ownership of certain related technology developed by Kennecott, in consideration for which KFx will transfer to Kennecott preferred and common stock in KFx's majority-owned subsidiary, Pegasus Technology, Inc. ("Pegasus"), with an equivalent value of $8 million, at a value per share to be agreed upon by KFx and Kennecott, provided that such equivalent value shall result in the acquisition by Kennecott of a majority interest in, and control of, Pegasus. K-Fuel, L.L.C. is 51% owned by KFx and 49% owned by Kennecott. At December 31, 2002, the ownership, on an as-converted basis, of Pegasus was KFx - 65.7%, Kennecott - 20.3% and Pegasus management - 14.0%.

The contemplated transaction is subject to due diligence, negotiation of and agreement on definitive documentation, to board approval by Kennecott, by its parent company, and by KFx, and to other conditions. In the absence of unanticipated delay, such a transaction could be completed in the second or third quarter of 2003.


                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              KFX INC.


                                              By: /s/ Jerry A. Mitchell
                                                  ------------------------
                                                  Jerry A. Mitchell
                                                  Vice President of Finance

Dated:  March 28, 2003